UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 15, 2016

ZOSANO PHARMA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36570	45-4488360
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

34790 Ardentech Court

Fremont, CA 94555

(Address of principal executive offices) (Zip Code)

(510) 745-1200

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2016, the board of directors of Zosano Pharma Corporation (the “Company”) appointed Georgia Erbez as Interim Chief Financial Officer of the Company. Ms. Erbez will be assuming the duties of Winnie Tso, the Company’s current Chief Financial Officer who, as previously announced, is currently on a temporary medical leave of absence. Ms. Erbez has assumed the duties of this position effective immediately and will be located at the Company headquarters.

Ms. Erbez, age 49, has held a variety of senior financial management positions in the life sciences industry with companies including Revolution Medicines, Asterias Biotherapeutics, and Raptor Pharmaceuticals and since November 2014 has provided strategic, operational and financial services through GLE Consulting, a company started by Ms. Erbez in November 2014. Since May 2016, Ms. Erbez has been serving as senior vice president and chief financial officer of Revolution Medicines, a drug development company, and will continue to serve in such position during her engagement with the Company. From November 2015 to March 2016, Ms. Erbez served as executive vice president and chief financial officer of Asterias Biotherapeutics, a development stage biotechnology company, from September 2012 to November 2014 she served as chief financial officer, secretary and treasurer of Raptor Pharmaceuticals, a commercial-stage biopharmaceutical company, and from April 2008 to September 2012 she served as founder and managing director of Beal Advisors, a company providing investment banking and consulting services to emerging growth life sciences companies. In addition, Ms. Erbez has held senior positions in health care investment banking with Collins Stewart LLC, Jefferies & Co., SG Cowen, Hambrect & Quist and Alex Brown & Sons. Ms. Erbez has a Bachelor’s of Arts degree in International Relations from the University of California at Davis.

In connection with her appointment, on June 15, 2016, the Company and Ms. Erbez entered into a consulting agreement (the “Agreement”). Pursuant to the Agreement, Ms. Erbez will receive compensation of $375 per hour. The Agreement has a term of one (1) year beginning on June 15, 2016 and may be terminated by either party at any time and for any reason by giving no less than thirty (30) days prior written notice to the other party.

There is no family relationship that exists between Ms. Erbez and any executive officer or director of the Company. In addition, there are no arrangements or understandings between Ms. Erbez and any other persons pursuant to which she was selected as an officer of the Company and there are no transactions between the Company and Ms. Erbez that would require disclosure under Item 404(a) of Regulation S-K.

The summary of the terms of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit	Description

10.1	Consulting Agreement between the Company and Georgia Erbez, dated June 15, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOSANO PHARMA CORPORATION

Dated: June 17, 2016	By:	/s/ Konstantinos Alataris
Name: Konstantinos Alataris
Title: President, Chief Executive Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Consulting Agreement between the Company and Georgia Erbez, dated June 15, 2016

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